Exhibit 10.23

EMPLOYMENT AGREEMENT

     AGREEMENT made this 13th day of November 1997 by and between NEW PARADIGM SOFTWARE CORP., a New York Corporation, having its principal place of business located at 630 Third Avenue, New York, NY 10017 (hereinafter referred to as "COMPANY") and MARK A. BLUNDELL residing at 31 Nichols Road, Armonk, NY 10504 (hereinafter referred to as "EXECUTIVE").

WITNESSETH

     WHEREAS, the COMPANY is a public reporting company engaged in the development and marketing of Internet products and services, and intends to make acquisitions;

     WHEREAS, the EXECUTIVE is President, Chief Executive Officer and a Director of the COMPANY;

     WHEREAS, in the opinion of the Board of Directors of COMPANY, the success of the business operations of COMPANY is contingent upon the performance of the EXECUTIVE and the continued employment of the EXECUTIVE;

     WHEREAS, Section 13 of the EXECUTIVE's agreement with the COMPANY dated July 14, 1993, provided that upon the transfer of substantially all of the COMPANY's assets, the COMPANY shall accept the EXECUTIVE's resignation and shall pay the EXECUTIVE certain termination benefits being not less than $414,000 in cash and certain other benefits (referred to collectively herein as "Termination Benefits");

     WHEREAS, the sale by the Company of the Copernicus Products and its related assets to VIE Systems, Inc. on July 23, 1997 constituted a transfer of substantially all of the COMPANY's assets; and EXECUTIVE tendered his resignation obligating the COMPANY to pay such Termination Benefits;

     WHEREAS, the COMPANY is not in a position to pay the Termination Benefits to the EXECUTIVE;

      WHEREAS, in the interest of the COMPANY, the EXECUTIVE has agreed to waive the Termination Benefits and enter into this agreement;


     NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND
CONDITIONS HEREAFTER SET FORTH, THE PARTIES AGREE AS FOLLOWS:

     1. The EXECUTIVE waives his right to receive any and all termination benefits currently owed to him by the COMPANY and its affiliates, including but not limited to any and all Termination
Benefits.

     2. The COMPANY does hereby employ, engage and hire the EXECUTIVE as President and Chief Executive Officer of the COMPANY for a period of three (3) years from the date hereof and such period shall be automatically extended by one (1) year on the third and each subsequent anniversary of the date hereof unless ninety (90) days advance written notice is given by COMPANY to EXECUTIVE or by EXECUTIVE to COMPANY ("Employment Period").

     3. The EXECUTIVE agrees that he will at all times faithfully, industriously and to the best of his ability, experience and talent, perform all of the duties that may be required of and from him pursuant to the expressed and implicit terms hereof.

    4. (a) The COMPANY shall pay the EXECUTIVE a minimum base salary of One Hundred and Fifty Thousand Dollars ($150,000) per year ("Minimum Base Salary") in equal semi-monthly installments. During the term of this Employment Agreement, EXECUTIVE's base salary shall be reviewed at least annually; the first such review shall be no later than September 30, 1998. Such review shall be conducted by the Board of Directors of the COMPANY, or a committee designated by the Board of Directors, and such Board or committee may increase, but not decrease said salary.

     (b) Additionally, EXECUTIVE shall be further entitled to an expense allowance of $4,000 per month. EXECUTIVE further understands and recognizes that he will be responsible for tax on this amount unless he keeps and maintains adequate records of expenses and allowances.

     5. The COMPANY shall pay or reimburse EXECUTIVE for all reasonable travel and other business expenses incurred by EXECUTIVE in performing his obligations under this Employment Agreement. The COMPANY further agrees to furnish EXECUTIVE with a private office and such other assistance and accommodations as shall be suitable to the character of EXECUTIVE's position with the COMPANY and adequate for the performance of his duties hereunder.

     6. EXECUTIVE shall receive the use of a company car or a Seven Hundred and Fifty Dollars ($750.00) per month allowance to be applied by EXECUTIVE as the EXECUTIVE deems appropriate.

     7. COMPANY has granted EXECUTIVE options to purchase shares of the COMPANY's Common Stock at the dates and amounts as shown in Exhibit A.

     8. EXECUTIVE expressly agrees that he will not during the term hereof, be interested directly or indirectly in any form fashion or manner, as a partner, officer, director, stockholder, advisor or executive in any other business similar to the business of COMPANY other than affiliates of the COMPANY unless agreed to by COMPANY. Nothing herein contained shall, however, limit the rights of the EXECUTIVE to own up to 5% of the capital stock or other securities of any corporation whose stock or securities are publicly owned or regularly traded on a public exchange or in the over-the-counter market. This paragraph 8, is not intended to restrict EXECUTIVE from profits or revenues resulting from any publications, lectures, tours, or consulting which EXECUTIVE undertakes in his own time or with permission from the COMPANY, provided that such work does not conflict with the interests of the COMPANY.

     9. EXECUTIVE hereby agrees to be bound by the Confidentiality and Non-Compete Covenant, a copy of which is annexed hereto and made a part of hereof and marked Exhibit "B".

    10. The payments provided for elsewhere in this Employment Agreement are in addition to any benefits to which EXECUTIVE may be, or may become entitled under any group hospitalization, health, dental care, or sick-leave plan, life or other insurance or death benefit plan, travel or accident insurance, auto allowance or auto lease plan, or executive contingent compensation plan, including, without limitation, capital accumulation and termination pay programs, restricted or stock purchase plan, stock option plan, retirement income or pension plan, or other present or future group executive benefit plan or program of the COMPANY for which key executives are or shall become eligible, and EXECUTIVE shall be eligible to receive during the period of his employment under this Employment Agreement, all benefits and emoluments for which key executives are eligible under every such plan or program to the extent permissible taking to account the relative position of the EXECUTIVE under the general terms and provisions of such plans or programs and in accordance with the provisions thereof.

     11. (a) In the event of the disability (as hereinafter defined) of EXECUTIVE, the COMPANY shall, continue to pay EXECUTIVE the monthly compensation provided in Section 4 hereof during the period of his disability; provided however, that, in the event the EXECUTIVE is disabled for a continuous period exceeding twelve (12) calendar months, the COMPANY may, at its election, terminate this Employment Agreement, in which event EXECUTIVE shall be entitled to receive the benefits described in paragraph 12(c) and 12(d).

     As used in this Employment Agreement, the term "disability" shall mean the inability of EXECUTIVE to perform all or substantially all of his duties under this Employment Agreement as determined by an independent physician selected with the approval of the COMPANY and the EXECUTIVE.

     (b) During the period EXECUTIVE shall be entitled to receive payments under paragraph 4, 5, and 6 above, to the extent that he is physically and mentally able to do so, he shall furnish information and assistance to the COMPANY and comply with the provisions of Paragraph 9 hereof.

     (c) In the event of the death of EXECUTIVE either during his disability or otherwise during the term of this Agreement, the COMPANY shall pay, or cause to be paid, to EXECUTIVE's designated beneficiary or beneficiaries or legal representative a death benefit of $1,000,000.00 Such death benefit may be payable in one lump cash sum or installments, as determined by the COMPANY, taking into account any request of EXECUTIVE and his beneficiary or beneficiaries. The COMPANY may purchase one or more term or other life or similar insurance policies in amounts to provide for its obligations under this Paragraph 11(c), and if no adverse tax consequences would result to EXECUTIVE and his designated beneficiary or beneficiaries, the ownership of said policy or policies shall be transferred to EXECUTIVE, such transfer to constitute, to the extent of such transfer, compliance with the COMPANY's obligations under this Paragraph 11(c).

     12. (a) The EXECUTIVE's employment shall not be terminated without good cause shown. Dismissal for Cause is limited to material, willful and intentional misconduct on the part of the EXECUTIVE ("Cause"). Under no circumstances shall EXECUTIVE be terminated if EXECUTIVE reasonably claims that an act is a breach of his fiduciary responsibilities.

     (b)  Upon the occurrence of any event described in clauses (i) -
(v) below, EXECUTIVE shall have the right to elect to terminate his employment under this Employment Agreement by resignation upon not less than ten (10) days prior written notice, given within a reasonable period of time not to exceed, except in the case of a continuing breach, ninety (90) days after the event giving rises to said right to elect. The events are as follows: (i) the COMPANY's failure to elect or re-elect or to appoint or re-appoint EXECUTIVE to the offices of President, Chief Executive Officer and Director; or
(ii) material change by the COMPANY in the EXECUTIVE's functions, duties or responsibilities which change would cause EXECUTIVE's position with the COMPANY to become less responsible or important and any such material change shall be deemed a continuing breach of this Employment Agreement; (iii) liquidation, dissolution, consolidation, acquisition or merger of the COMPANY or transfer of all or substantially all of its assets; (iv) if the COMPANY requires EXECUTIVE to work at a facility outside Manhattan or Westchester County, New York, except by mutual agreement; or (v) other breach of this Employment Agreement by the COMPANY.

     (c) Upon the occurrence of any event of resignation as in 12(b), the COMPANY shall pay the EXECUTIVE immediately, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate as the case may be, as severance pay or liquidated damages, or both, for the period described below a sum equal to the total of the highest monthly rate of salary paid to EXECUTIVE at any time under this Agreement, the Expense Allowance set out in Paragraph 4 hereof and the Car Allowance set out in Paragraph 6 hereof. Such payments shall be calculated for a period of twenty-four (24) months.

     (d) Upon the occurrence of an event of resignation as in 12(b), any unvested options under the Executive Stock Option Plan provided by COMPANY pursuant to Exhibit "A" (or any other incentive plan) will become fully vested.

     (e) In the event EXECUTIVE's employment ceases due to the expiration of this Employment Agreement upon notice by the COMPANY to EXECUTIVE pursuant to paragraph 2 hereof, COMPANY shall pay EXECUTIVE, or in the event of his subsequent death, his beneficiaries or estate, as the case may be, an additional severance pay or liquidated damages or both, Two Hundred and Fifty Thousand Dollars ($250,000) ("Severance"), provided, however, that the COMPANY shall first pay that portion of said Severance to SUBSIDIARY which represents the sum of the outstanding balance of the loan by SUBSIDIARY to EXECUTIVE ("Loan"), if any, which amount shall be applied to the repayment of such Loan pursuant to the terms of the loan agreement between the EXECUTIVE and SUBSIDIARY, with the balance of such Severance, if any, to be paid to EXECUTIVE in one lump sum cash payment, no later than the first anniversary date of the cessation of said employment, or in monthly installments (not to exceed twelve (12) months) as EXECUTIVE may so determine.

     13. In the event of a merger, acquisition or consolidation of the COMPANY with any corporation or a change in the control of the COMPANY, the EXECUTIVE may at any time, but no later than ninety (90) days after consummation of such merger, acquisition, consolidation or change of control, elect to have his employment relationship with the COMPANY terminated, in which event EXECUTIVE shall be entitled to receive the benefits described in Paragraphs 10, 12(c) and 12(d). For purposes of this paragraph, "change of control" shall be deemed to have occurred, without limitation, if and when (i) any person (as that term is used in Sections 13(d) and 14(d) (2) of the Securities and Exchange Act of 1934), other than a person who at the time of execution of this Agreement is a shareholder of the COMPANY, is or becomes a beneficial owner, directly or indirectly, of securities of the COMPANY representing forty (40%) percent or more of the combined voting power of the COMPANY's then outstanding securities; or (ii) there shall occur a sale of all, or a substantial part, of the assets of the COMPANY. Notwithstanding anything in the foregoing to the contrary, no change in the control of the COMPANY shall be deemed to have occurred for purposes of this Employment Agreement by virtue of any transaction which results in the EXECUTIVE, or a group of persons which includes the EXECUTIVE, acquiring, directly or indirectly, more than forty (40%) percent of the combined voting power of the COMPANY's outstanding securities.

    14. In the event of termination without Cause (as herein defined) of the EXECUTIVE during the Employment Period, the EXECUTIVE may elect, within ninety (90) days after such termination, to be paid immediately a lump sum severance allowance, in an amount equivalent to the total of his Minimum Base Salary payments, the Expense Allowance and the Car Allowance for the remainder of the contract or twenty four
(24) calendar months, which ever is the greater, together with a reasonable estimate of any bonus or incentive payments which would have been paid to EXECUTIVE in this period.

15. It is expressly agreed that COMPANY shall pay a portion (as specified in the Loan Agreement between SUBSIDIARY and EXECUTIVE ("Loan Agreement")) of any bonus and termination payment under paragraphs 12, 13 or 14 hereof to New Paradigm Acquisition I Co., Inc. ("SUBSIDIARY") to the extent needed to repay the loan which the SUBSIDIARY has extended to EXECUTIVE on the terms set out in the Loan Agreement, and the EXECUTIVE hereby assigns such proportion of such payments to the SUBSIDIARY.

     16. This Employment Agreement contains the total and entire agreement between the parties and shall as of the effective date hereof, supersede any and all other agreements between the parties. All prior understandings and/or agreements between the parties are hereby deemed superseded and incorporated into the provisions of this Employment Agreement. The parties acknowledge and agree that neither of them has made any representations that are not specifically set forth therein and each of the parties hereto acknowledge that he or it has relied upon his or its own judgment in entering the same.

     17. The parties hereto do further agree that no waiver or modification of this Employment Agreement or of any covenant, condition or limitation herein contained, shall be valid, unless in writing and duly executed by the party to be charged therewith and that no evidence of any proceedings or litigation between either or the parties arising out of or affecting this agreement or the rights or obligations of any party hereunder shall be valid and binding unless such waiver or modification is in writing, duly executed, and the parties further agree that the provisions of this paragraph may not be waived except as herein set forth.

     18. The parties hereto agree that it is their intention and covenant that this Employment Agreement and the performance hereunder shall be construed in accordance with and under the laws of the State of New York and that the terms hereof may be enforced in any court of competent jurisdiction in any action for specific performance which may be instituted under this Employment Agreement.

     19. The parties agree that in the event of any dispute arising out of this Employment Agreement, they will submit to the jurisdiction of the New York Supreme Court, New York County.

     20. All notices required or permitted to be given by either party hereunder shall be in writing and sent by facsimile or mailed by registered mail, return receipt requested or equivalent to the other party addressed as follows:

     If to COMPANY:
The Compensation Committee
New Paradigm Software Corp.
630 Third Avenue
New York, NY 10017

or as amended by COMPANY in written notice to EXECUTIVE.

     If to EXECUTIVE:
Mark Blundell
31 Nichols Road
Armonk, NY 10504

or as amended by EXECUTIVE in written notice to COMPANY.

     Any notice mailed as provided above shall be deemed completed on the date of receipt.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day, month and year first above written.




NEW PARADIGM SOFTWARE CORP.



__________________________________
BY:



__________________________________
MARK A. BLUNDELL



Exhibit A

Date of           Amount                Exercise Price          Plan
Grant
----------------------------------------------------------------------
4/26/95           18,666                        4.50            ESOP
11/29/95          20,000                        5.125           ESOP
10/9/96          149,999                        1.25           EXSOP
10/15 /97        150,000                        0.16           EXSOP
(a)              150,000                        0.16           EXSOP
(b)              150,000                        0.16           EXSOP

Note - ESOP options are subject to the terms and conditions as listed in the Employee Stock Option Plan as amended, EXSOP options are subject to the terms and conditions of the Executive Stock Option Plan as amended.

(a) To be granted if the average share price of the Common Stock for 20 consecutive business days exceeds $.50
(b) To be granted if the average share price of the Common Stock for 20 consecutive business days exceeds $1.00

EXHIBIT B

CONFIDENTIALITY AND NON-COMPETE COVENANT

     The Undersigned, MARK A. BLUNDELL ("EXECUTIVE"), hereby covenants, warrants and agrees that in consideration of NEW PARADIGM SOFTWARE CORP. ("COMPANY") entering into a contract of employment by and between the undersigned and COMPANY that all information, processes, plans, customer lists, methods of operation and other related information, which information is material to the business of the COMPANY, will be held strictly confidential and only utilized during the course of employment at the COMPANY. The undersigned further is aware that the COMPANY is relying on the within representation in permitting and allowing the undersigning access to information and that said information is considered proprietary and the property of the COMPANY with the further understanding and agreement that in no event will said proprietary information be utilized except with the express written consent of the COMPANY.

     During the course of EXECUTIVE's employment except in furtherance of his duties under the terms and conditions of this contract, the EXECUTIVE further specifically agrees he will not at any time, in any fashion, form or manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, or corporation, in any matter, whatsoever, any information of any kind, nature or description concerning any material matters affecting or relating to the business of the COMPANY, including without limiting the generality of the foregoing, any of its customers, its manner of operations, its plans, processes, programs, or other data of any kind, nature or description without regard to whether any or all of the foregoing matter shall be deemed confidential, material or important, that the parties hereto stipulating that as between them the same are important, material, confidential and gravely affect the effective and successful conduct of the business of the COMPANY and its good will and that any breach of the terms of this paragraph is a material breach thereof, except where the EXECUTIVE shall be acting on behalf of the COMPANY.

     EXECUTIVE specifically understands and agrees that the knowledge of customer activities, information and related matters concerning COMPANY and its customers are proprietary and are deemed the property of COMPANY and that prior to the expiration or termination of the within agreement and for a period of one year thereafter, EXECUTIVE understands and agrees that said proprietary information shall not be utilized by EXECUTIVE in connection with the COMPANY's existing customers without COMPANY's consent. In addition thereto, EXECUTIVE recognizes and agrees that should there be any violation of the within covenant that EXECUTIVE consents to the jurisdiction of the New York State Supreme Court, New York County, for any action requesting injunctive relief and damages insofar as COMPANY is concerned should EXECUTIVE violate any part of the within covenant.

     EXECUTIVE further understands and agrees that COMPANY in entering into the within agreement is relying upon EXECUTIVE's representation and warranty that all trade secret and other proprietary information of COMPANY will be kept strictly confidential by EXECUTIVE and not utilized by EXECUTIVE in any manner whatsoever other than on COMPANY's behalf and during the course of EXECUTIVE's employment with COMPANY.




 ____________________
Mark Blundell

EMPLOYMENT AGREEMENT

AGREEMENT made this 13th day of November 1997 by and between NEW PARADIGM ACQUISITION I CO., INC., a Delaware Corporation, having its principal place of business located at 630 Third Avenue, New York, NY 10017 (hereinafter referred to as "COMPANY") and MARK A. BLUNDELL residing at 31 Nichols Road, Armonk, NY 10504 (hereinafter referred to as "EXECUTIVE").

WITNESSETH

     WHEREAS, the COMPANY is a wholly owned subsidiary of New Paradigm Software Corp. (hereinafter referred to as the "Parent Company") engaged in the business of seeking and making acquisitions;

     WHEREAS, the EXECUTIVE is President, Chief Executive Officer and a Director of the COMPANY, and

     WHEREAS, in the opinion of the Board of Directors of COMPANY, the success of the business operations of COMPANY is contingent upon the performance of the EXECUTIVE and the continued employment of the
EXECUTIVE:


      WHEREAS, in the interest of the COMPANY, the EXECUTIVE has agreed to waive his right to receive any and all termination benefits currently owed to the EXECUTIVE by the COMPANY and its affiliates and enter into this agreement and the Loan Agreement dated the date hereof providing for a Loan from the COMPANY to the EXECUTIVE ("Loan Agreement") under the terms specified in Exhibit A hereto attached in the amount of One Hundred Fourteen Thousand U.S. Dollars ($114,000.00
US)

     NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND
CONDITIONS HEREAFTER SET FORTH, THE PARTIES AGREE AS FOLLOWS:

     1. The COMPANY does hereby employ, engage and hire the EXECUTIVE as President and Chief Executive Officer of the COMPANY for a period of three (3) years from the date hereof and such period shall be automatically extended by one year on the third and each subsequent anniversary of the date hereof unless ninety (90) days advance written notice is given by COMPANY to EXECUTIVE or by EXECUTIVE to COMPANY ("Employment Period").

     2. The EXECUTIVE agrees that he will at all times faithfully, industriously and to the best of his ability, experience and talent, perform all of the duties that may be required of and from him pursuant to the expressed and implicit terms hereof.

     3. (a) The COMPANY shall pay the EXECUTIVE a minimum base salary of Fifty Thousand Dollars ($50,000) per year ("Minimum Base Salary") in equal semi-monthly installments. During the term of this Agreement, EXECUTIVE's base salary shall be reviewed at least annually; the first such review shall be no later than September 30, 1998. Such review shall be conducted by the Board of Directors of the COMPANY, or a committee designated by the Board of Directors, and such Board or committee may increase, but not decrease said salary.

     4. The COMPANY shall pay or reimburse EXECUTIVE for all reasonable travel and other business expenses incurred by EXECUTIVE in performing his obligations under this Agreement.

     5. EXECUTIVE agrees to waive his right to receive any and all termination benefits currently owed to him by the COMPANY and its affiliates, including, but not limited to, the Parent Company.

     6. EXECUTIVE expressly agrees that he will not during the term hereof, be interested directly or indirectly in any form fashion or manner, as a partner, officer, director, stockholder, advisor or executive in any other business similar to the business of COMPANY, other than affiliates of the COMPANY, unless agreed to by COMPANY. Nothing herein contained, shall however, limit the rights of the EXECUTIVE to own up to 5% of the capital stock or other securities of any corporation whose stock or securities are publicly owned or regularly traded on a public exchange or in the over-the-counter market. This paragraph 6, is not intended to restrict EXECUTIVE from profits or revenues resulting from any publications, lectures, tours, or consulting which EXECUTIVE undertakes in his own time or with permission from the COMPANY, provided that such work does not conflict with the interests of the COMPANY.


     7. (a) In the event of the disability (as hereinafter defined) of EXECUTIVE, the COMPANY shall, continue to pay EXECUTIVE the monthly compensation provided in Section 3 hereof during the period of his disability; provided however, that, in the event the EXECUTIVE is disabled for a continuous period exceeding twelve (12) calendar months, the COMPANY may, at its election, terminate this Agreement, in which event EXECUTIVE shall be entitled to receive the benefits described in paragraph 8(c).

     As used in this Agreement, the term "disability" shall mean the inability of EXECUTIVE to perform all or substantially all of his duties under this Agreement as determined by an independent physician selected with the approval of the COMPANY and the EXECUTIVE.

     (b) During the period EXECUTIVE shall be entitled to receive payments under paragraph 4 above, to the extent that he is physically and mentally able to do so, he shall furnish information and assistance to the COMPANY.

     8. (a) The EXECUTIVE's employment shall not be terminated without good cause shown. Dismissal for cause is limited to material, willful and intentional misconduct on the part of the EXECUTIVE ("Cause"). Under no circumstances shall EXECUTIVE be terminated if EXECUTIVE reasonably claims that an act is a breach of his fiduciary responsibilities.

     (b)  Upon the occurrence of any event described in clauses (i) -
(v) below, EXECUTIVE shall have the right to elect to terminate his employment under this Employment Agreement by resignation upon not less than ten (10) days prior written notice, given within a reasonable period of time not to exceed, except in the case of a continuing breach, ninety (90) days after the event giving rises to said right to elect. The events are as follows: (i) the COMPANY's or the Parent Company's failure to elect or re-elect or to appoint or re-appoint EXECUTIVE to the offices of President, Chief Executive Officer and Director; or (ii) material change by the COMPANY or the Parent Company in the EXECUTIVE's functions, duties or responsibilities which change would cause EXECUTIVE's position with the COMPANY or in the Parent Company to become less responsible or important and any such material change shall be deemed a continuing breach of this Employment Agreement; (iii) liquidation, dissolution, consolidation, acquisition or merger of the COMPANY or the Parent Company or transfer of all or substantially all of its assets; (iv) if the COMPANY or the Parent Company requires EXECUTIVE to work at a facility outside Manhattan or Westchester County, New York, except by mutual agreement; or (v) other breach of this Agreement by the COMPANY.

     (c) Upon the occurrence of any event of resignation as in 8(b), the COMPANY shall pay the EXECUTIVE immediately, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate as the case may be, as severance pay or liquidated damages, or both, for a period of twenty-four (24) months a sum equal to the total of the highest monthly rate of salary paid to EXECUTIVE at any time under this Employment Agreement calculated.

     9. In the event of a merger, acquisition or consolidation of the Parent Company with any corporation or a change in the control of the Parent Company, the EXECUTIVE may at any time, but no later than ninety (90) days after consummation of such merger, acquisition, consolidation or change of control, elect to have his employment relationship with the COMPANY terminated, in which event EXECUTIVE shall be entitled to receive the benefits described in Paragraph 8(c). For purposes of this paragraph, "change of control" shall be deemed to have occurred, without limitation, if and when (i) any person (as that term is used in Sections 13(d) and 14(d) (2) of the Securities and Exchange Act of 1934), other than a person who at the time of execution of this Employment Agreement is a shareholder of the Parent Company, is or becomes a beneficial owner, directly or indirectly, of securities of the Parent Company representing forty (40%) percent or more of the combined voting power of the Parent Company's then outstanding securities; or (ii) there shall occur a sale of all, or a substantial part, of the assets of the Parent Company.
Notwithstanding anything in the foregoing to the contrary, no change in the control of the Parent Company shall be deemed to have occurred for purposes of this Employment Agreement by virtue of any transaction which results in the EXECUTIVE, or a group of persons which includes the EXECUTIVE, acquiring, directly or indirectly, more than forty (40%) percent of the combined voting power of the Parent Company's outstanding securities.

   10. In the event of termination without Cause (as herein defined) of the EXECUTIVE during the Employment Period, the EXECUTIVE may elect, within ninety (90) days after such termination, to be paid immediately a lump sum severance allowance, in an amount equivalent to the total of his Minimum Base Salary payments for the remainder of the contract or twenty four (24) calendar months, which ever is the greater, together with a reasonable estimate of any bonus or incentive payments which would have been paid to EXECUTIVE in this period.

11. The COMPANY shall herewith make a loan to the EXECUTIVE on the terms and conditions stated in the Loan Agreement attached hereto as Exhibit A. It is expressly agreed that COMPANY shall apply a portion (as specified in the Loan Agreement) of any bonus and termination payment under paragraphs 8, 9 or 10 hereof to the extent needed to repay the loan which the COMPANY has extended to EXECUTIVE on the terms set out in Exhibit A and EXECUTIVE hereby assigns such proportion of such payments to the COMPANY.

     12 This Employment Agreement and the Loan Agreement contain the total and entire agreement between the parties and shall as of the effective date hereof, supersede any and all other agreements between the parties. All prior understandings and/or agreements between the parties are hereby deemed superseded and incorporated into the provisions of this Agreement. The parties acknowledge and agree that neither of them has made any representations that are not specifically set forth herein and each of the parties hereto acknowledge that he or it has relied upon his or its own judgment in entering the same.

     13. The parties hereto do further agree that no waiver or modification of this Agreement or of any covenant, condition or limitation herein contained, shall be valid, unless in writing and duly executed by the party to be charged therewith and that no evidence of any proceedings or litigation between either or the parties arising out of or affecting this Agreement or the rights or obligations of any party hereunder shall be valid and binding unless such waiver or modification is in writing, duly executed, and the parties further agree that the provisions of this paragraph may not be waived except as herein set forth.

     14. The parties hereto agree that it is their intention and covenant that this Employment Agreement and the performance hereunder shall be construed in accordance with and under the laws of the State of Delaware and that the terms hereof may be enforced in any court of competent jurisdiction in any action for specific performance which may be instituted under this Agreement.

     15. All notices required or permitted to be given by either party hereunder shall be in writing and sent by facsimile or mailed by registered mail, return receipt requested or equivalent to the other party addressed as follows:

     If to COMPANY:
New Paradigm Acquisition I Co., Inc.
c/o The Compensation Committee
New Paradigm Software Corp.
630 Third Avenue
New York, NY 10017

or as amended by COMPANY in written notice to EXECUTIVE.

     If to EXECUTIVE:
Mark Blundell
31 Nichols Road
Armonk, NY 10504

or as amended by EXECUTIVE in written notice to COMPANY.

     Any notice mailed as provided above shall be deemed completed on the date of receipt.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day, month and year first above written.



NEW PARADIGM ACQUISITION I CO., INC.



__________________________________
BY:



__________________________________
MARK BLUNDELL


31 Nichols Road
Armonk
New York
10504



November 13, 1997




TO:  BOARD OF NEW PARADIGM ACQUISITION I Co., Inc.
c/o The Compensation Committee
New Paradigm Software Corp.
630 Third Avenue
New York, NY
10017





Dear Sirs:

Re:  Waiver of Minimum Base Salary

I hereby waive $50,000 per annum of my Minimum Base Salary from New Paradigm Acquisition I Co., Inc., for at least the fiscal year 1998, and until such time as New Paradigm Software Corp. on a consolidated basis together with its subsidiaries, including New Paradigm Acquisition I Co., Inc. first reports a consolidated pretax profit for a fiscal year which, but for this payment would have exceeded $75,000. At that time, the $50,000 for that year will become immediately due and payable and henceforth regular payments will take place at the full rate.




Very truly yours,

Mark Blundell

Exhibit A
LOAN AGREEMENT
This Loan Agreement made this thirteenth day of November, 1997 by and between NEW PARADIGM ACQUISITION I CO., INC., a Delaware Corporation (the "Company") and MARK BLUNDELL residing at 31 Nichols Raod, Armonk, New York, 10504 ("Borrower")
WHEREAS, the Company has entered into an Employment Agreement with the Borrower on the date hereof providing for a loan pursuant to the terms hereof;
NOW, THEREFORE, IN CONSIDERATION OF MUTUAL COVENANTS AND CONDITIONS SET FORTH HEREIN, THE PARTIES AGREE AS FOLLOWS:
1. Loan. Company hereby Loans to Borrower and Borrower hereby borrows from Company the sum of One Hundred and Fourteen Thousand Dollars ($114,000.00) ("Principal Amount") at an annual interest rate of six percent (6%), such interest to be calculated on the basis of a three hundred and sixty five (365) day year and added to the Principal Amount of the Loan ("Loan") to be repaid pursuant to Paragraph 2. hereof.

2.	Repayment.
This Loan shall be repaid as follows:
	2.1	Bonuses. Should the Company or New Paradigm
Software Corp. the "Parent Company") choose to grant Borrower any bonuses or incentives to be paid in cash, the Company and/or the Parent Company shall apply sixty percent (60%) of any such bonuses or incentives first toward accrued interest and secondly toward the unpaid outstanding principal of this Loan. The Borrower hereby assigns 60% of any such bonuses or incentives awarded by the Parent Company to the Company.
	2.2	Future Termination Payments. Should the Borrower
be entitled to a payment from the Company in respect of any termination or expiration of his employment contract under the conditions set forth in the Borrower's employment contract with the Company dated November 13, 1997 as amended from time to time or to a payment from the Parent Company under the conditions set forth in a further employment agreement of the same date between the Parent Company and the Borrower ( collectively the "Employment Contracts"), any payment due will first be applied to pay the accrued interest and secondly to any outstanding principal on this Loan. The Borrower hereby assigns any such amounts to the Company. The balance of such termination payment shall then be paid to Borrower.
	2.3	Stock Sales. Should the Borrower sell any Common
Stock of the Parent Company which the Borrower either directly owns, or beneficially owns through an entity and cash is distributed to the Borrower, from time to time, including any stock issued as a result of warrant or option exercise by the Borrower, the Borrower must, within five (5) business days of receipt of funds from such sale, pay to the Company sixty percent (60%) of any proceeds first toward the payment of the accrued interest, if any, and second any outstanding principal balance of this Loan. The Borrower further agrees to immediately give notice to the Company of any such sales of Common Stock.
	2.4 Termination of Employment. In the event (i) Borrower's employment with the Company or Parent Company is terminated for Cause as defined in his Employment Contracts; or (ii) Borrower voluntarily terminates his employment with the Company or Parent Company as provided in Paragraph 4.1 (d) below, the Loan and all amounts due hereunder shall become immediately due and payable. Notwithstanding anything to the contrary herein contained, the Principal Amount of this Loan may be paid at any time or from time to time in whole or in part, on five days' prior notice and without penalty or premium.
3.	Transferability.
	3.1	Restrictions.  This Loan may not be sold or
transferred in whole or in part except (i) to an affiliate which is a majority owned subsidiary of the Parent Company, or (ii) with written consent of the Borrower.
	3.2	Notices to Subsequent Lender.  If this Loan shall
have been transferred to another lender pursuant to this Section 3 and such lender shall have designated in writing the address to which communications with respect to this Loan shall be mailed, all notices, certificates, requests, statements and other documents required or permitted to be delivered to the lender by any provision hereof shall also be delivered to such lender.
	3.4	Persons Deemed Lenders.  Prior to due notice of
transfer, the Borrower may treat the person whose name has most recently been notified to the Borrower as the lender of this Loan for the purpose of receiving payment of this Loan and for all other purposes whatsoever, whether or not this Loan shall be overdue, and the Borrower shall not be affected by notice to the contrary.
4.	Events of Default and Remedies.
	4.1	Events of Default.  An "Event of Default" shall
occur if:
		(a)	Payment of Loan.  The Borrower defaults in
the payment of this Loan pursuant to the terms set out in Section 2, when and as the same shall become due and payable; or
		(b)	Performance of Covenants and Conditions of
Loan. The Borrower fails to comply with any of the covenants, conditions or agreements set forth in this Loan, provided such default shall continue for a period of thirty (30) days after receipt of written notice to the Borrower from the Lender of the Loan stating the specific default or defaults; or
		(c)	Bankruptcy, Insolvency, etc. The Borrower
shall file or consent by answer or otherwise to the entry of an order for relief or approving a petition for relief or arrangement or any other petition in bankruptcy, or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or shall make an assignment for the benefit of his creditors, or shall consent to the appointment of a receiver, trustee or other officer with similar powers of himself or of any substantial part of his property, or shall be adjudicated a bankrupt or insolvent, or shall take action for the purpose of any of the foregoing; or if a court or governmental authority of competent jurisdiction shall enter an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to the Borrower or any substantial part of his property, or constituting an order for relief or approving a petition for relief or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of the Borrower, provided that any such order or petition is not dismissed within sixty (60) days.;
		(d)	The Borrower is dismissed for Cause (as
defined in the Employment Contracts), or terminates his employment with the Parent Company voluntarily other than as provided in paragraphs 12 (b), 13 or 14 of the employment contract with the Parent Company, or terminates his employment with the Company voluntarily other than as provided in paragraphs 8(b), 9, or 10 of his employment contract with the Company.
	4.2 	Remedies.  If an Event of Default shall occur and
be continuing, then the lender may by notice to the Borrower declare all unpaid principal and any accrued interest on the Loan to be due and payable immediately. If an Event of Default pursuant to Section 4.1(c) shall occur, the unpaid principal on the Loan shall be due and payable immediately without any declaration or other act on the part of the lender. Should the Company continue to be the lender of this Loan, the Company may also, in its sole discretion, choose to terminate all options to acquire common stock in the Company that the Borrower may own in the Event of Default.
	4.3	Costs of Collection.  Should the indebtedness
represented by this Loan or any part hereof be collected in any proceeding, or if this Loan should be placed in the hands of attorneys for collection after default, the Borrower agrees to pay as an additional obligation under this Loan, in addition to the Principal Amount and any accrued interest due and payable on this Loan, all reasonable costs of collecting this Loan, including reasonable attorneys' fees.
5. 	Modification. Parties agreed that no waiver or
modification of this Loan shall be valid unless in writing and duly executed by the parties to be charged therewith.
6.	Notice.  Any notice or other communication required or
permitted hereunder shall be in writing and shall be delivered personally, telegraphed or sent by certified, registered, or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed or, if mailed, five days after the date of deposit in the United States mail, as follows:
(i) if to the Borrower to the address set forth below or to
such other address as the Borrower may designate by notice
to the Lender:
Mr. Mark Blundell
31 Nichols Road,
Armonk, NY 10504
 (ii) if to the Lender, to the address set forth below or to such other address as the Lender may designate by notice to the Borrower:
New Paradigm Acquisition I Co., Inc.
c/o the Compensation Committee
New Paradigm Software Corp.
630 Third Avenue
New York, New York  10017

With a copy to:
Curto Barton & Alesi P.C.
Suite One North Five
One Huntington Quadrangle
Melville, New York  11747
Attn:Joseph Glynn, Esq.
7.	Successors and Assigns; Governing Law; Submission to
Jurisdiction. (a) This Loan and the obligations hereunder shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of the Lender and its respective successors and permitted assigns.
	(b)  THIS LOAN AND THE RIGHTS AND OBLIGATIONS OF THE
PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.
8.	Waiver of Demand.  The Borrower does hereby waive
presentment, demand, protest, notice of protest and notice of non-payment or dishonor of this Loan.
9.	Waiver of Jury Trial.  TO THE EXTENT PERMITTED BY
APPLICABLE LAW, THE BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS LOAN OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.
                     *       *       *       *       *
IN WITNESS WHEREOF, the Borrower has signed this Loan
Agreement and has caused this Agreement to be duly notorized and to be dated as of the date first above written.
Signed and Sworn before me this thirteenth day of November, 1997
NEW PARADIGM ACQUISITION I CO., INC.


By:____________________________________





		:
Mark A. Blundell


ACKNOWLEDGEMENT OF MARK BLUNDELL

STATE OF NEW YORK    )
                                              )SS.:
COUNTY OF                       )

On the thirteenth day of November, 1997, before me personally came MARK BLUNDELL, to me known, who, being by me duly sworn, did depose and say that he resides at 31 Nichols Road, Armonk, NY described in and who executed the foregoing instrument; that he is the individual who signed the foregoing agreement, and acknowledged that he executed same.




			____________________________________________
					NOTARY PUBLIC



ACKNOWLEDGEMENT FOR COMPANY


STATE OF NEW YORK    )
                                              )SS.:
COUNTY OF                       )

On the thirteenth day of November, 1997, before me
personally came 					, to me known, who, being by
me duly sworn, did depose and say that he  is the 				of
			, the corporation described in and which executed the
foregoing instrument; that he is the individual who sigend the foregoing document, and that he so signed by order of the board of directors of said corporation.




			____________________________________________
					NOTARY PUBLIC